UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

ALERE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The following information was first made available to employees beginning on February 12, 2016.

Equity FAQ

Q1.  What happens to my unvested stock options or RSUs?

A1.   All stock options and RSUs that are unvested at the date of close will accelerate and be fully vested at the closing of the transaction. All equity plans will terminate on date of close and employees will receive a lump sum cash payment, net of applicable withholding, as follows: For all outstanding options, holders will receive payment equal to the product of the number of options  not exercised and the difference, if any, between the purchase price in the transaction ($56.00) and the strike price of the options  (note that if the strike price is greater than $56.00, then the option will be cancelled and no payment will be made).  For all outstanding RSUs, holders will receive payment equal to the product of the number of unvested RSUs and the purchase price in the transaction ($56.00).

Q2.    Given that the stock options will be cashed out, will I be paying income tax on any gain?

A2.    Yes, all payments for outstanding stock options and RSUs will be subject to regular tax withholdings. Taxes will be due at time of payment.

Q3.    If I have vested stock options, will I be able to exercise them between now and the close date?

A3.    Yes, as long as the stock options are vested and the stock trading window is open. As is our policy, certain employees are required to seek permission from Legal before exercising any options.  You must continue to comply with the Alere insider trading policy at all times (and all other corporate policies).

Q4.    What happens to my equity if I terminate before the close date?

A4.    Your unvested equity (whether stock options or RSUs) will be forfeited as of your employment termination date in accordance with our equity plan and your award agreements, and you will not receive any payment for them. Per our equity plan, you will have 90 days to exercise any vested options that you hold; however, if the closing date is within those 90 days,  your vested options will be terminated and you will receive a lump sum payment, net of applicable withholding, equal to the product of the number of options that vested through your date of termination and the difference, if any, between the transaction purchase price ($56.00) and strike price of the options.  If, however, your employment termination is an involuntary termination by Alere for cause, your vested options will be forfeited immediately (no 90 day exercise period), and you will not receive any payment for them.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Alere by Abbott. In connection with the proposed acquisition, Alere intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including Alere’s proxy statement in preliminary and definitive form. Stockholders of Alere are urged to read all relevant documents filed with the SEC, including Alere’s proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Alere at http://www.alere.com/en/home/investor-relations/sec-filings-and-financials.html or by directing a request to Juliet Cunningham, Vice President, Alere Investor Relations at 858-805-2232 or ir@alere.com.

Participants in the Solicitation

Alere and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Alere in favor of the proposed transaction.  Information about Alere’s directors and executive officers is set forth in Alere’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on June 12, 2015, and its Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2014, which was filed with the SEC on March 5, 2015, as amended on April 30, 2015, May 28, 2015 and November 13, 2015. Information concerning the interests of Alere's participants in the solicitation, which may, in some cases, be different than those of Alere's stockholders generally, is set forth in the materials filed by Alere with the SEC, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A number of important factors could cause actual results of Alere and its subsidiaries to differ materially from those indicated by such forward-looking statements, including, (i) the risk that the proposed merger with Abbott may not be completed; (ii) the failure to receive the required approval of the proposed merger by Alere’s stockholders; (iii) the failure to receive any required regulatory approvals for the proposed merger or any conditions placed on such approvals; and (iv) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2014 (as filed with the Securities and Exchange Commission on March 5, 2015, as amended on April 30, 2015, May 28, 2015 and November 13, 2015) and other risk factors identified herein or from time to time in our periodic filings with the Securities and Exchange Commission. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements.  These forward-looking statements are based on information, plans and estimates at the date of this report. We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.